UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2022

5E Advanced Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41279	87-3426517
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

19500 State Highway 249, Suite 125, Houston, Texas 77070
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (346) 439-9656

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Designation of Anthony Hall as Principal Executive Officer

On November 9, 2022, the Board of Directors (the “Board”) of 5E Advanced Materials, Inc. (“5E” or the “Company”), designated Mr. Anthony Hall as the Company’s principal executive officer (“PEO”) during the Company’s ongoing search for a chief executive officer. Mr. Hall currently is a consultant to the Company, which pays Mr. Hall $60,000 AUD per month for such consulting services. His consulting arrangement will terminate on December 31, 2022. Mr. Hall will receive no incremental compensation or benefits for his service as PEO.

Mr. Anthony Hall, age 48, is a senior executive with over 20 years’ commercial experience in venture capital, risk management, strategy and business development. Mr. Hall was a founding director of American Pacific Borates Limited (“American Pacific Borates”), the Company’s former parent company, and managed its listing process on the Australian Securities Exchange (“ASX”) in 2017. Prior to his role with American Pacific Borates, he spent five years as the initial Managing Director of ASX-listed Highfield Resources Ltd (ASX: HFR) where he led its growth from a $10 million IPO valuation to an ASX300 company. Mr. Hall holds a Bachelor of Laws (Hons), Bachelor of Business and a Graduate Diploma of Applied Finance and Investment.

There are no family relationships between Mr. Hall and the Company’s existing directors and officers.

Designation of George Fairchild as Principal Accounting Officer

On November 9, 2022, the Board designated Mr. Fairchild as the Company’s principal accounting officer (“PAO”). Mr. Fairchild’s service as PAO began on November 9, 2022. Mr. Fairchild will receive no incremental compensation or benefits for his service as PAO.

Mr. Fairchild, age 55, is an experienced chief accounting officer with a background in accounting for oil and gas exploration and production, private equity, and publicly traded entities. Mr. Fairchild most recently served as Chief Accounting Officer for Gavilan Resources from March 2019 to December 2020. Prior to this role, he served as the Chief Accounting Officer at Newfield Exploration Company from August 2012 to March 2019. Mr. Fairchild holds a Bachelor of Business Administration degree from The University of Texas at Austin and is a Certified Public Accountant in the State of Texas.

There are no family relationships between Mr. Fairchild and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Fairchild had a direct or indirect interest within the meaning of Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

5E Advanced Materials, Inc.

By:	/s/ Chantel Jordan
Chantel Jordan SVP, General Counsel, Corporate Secretary, and Chief People Officer

Date: November 10, 2022